Exhibit 10.7


                      TERMINATION OF SHAREHOLDER AGREEMENT

THIS TERMINATION OF SHAREHOLDER AGREEMENT is entered into on January 15, 2003 but is effective as of December 29, 2001 by and between Peter Goss, 1800 North Hill Avenue, Willow Grove, PA, 19090 ("Goss") and IWT Tesoro Corporation, a Nevada corporation, formerly known as Ponca Acquisition Corporation (the "Company").

RECITALS

A. On June 29, 2000, Goss, as "Holder" entered into a shareholder agreement ("Shareholder Agreement") with Company wherein the Holder agreed that he would not transfer, sell, contract to sell, devise, gift, assign, pledge, hypothecate, distribute or grant any option to purchase or otherwise dispose of, directly or indirectly, its shares of Company stock, as set forth more fully in the Shareholder Agreement.

B. Goss and the Company wish to terminate the terms of the Shareholder Agreement, effective as of December 29, 2001.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the parties, the parties agree as follows:

1. The Shareholder Agreement is terminated as of December 29, 2001 and shall be of no further force or effect.

2. This Agreement shall be governed by Nevada law, without giving effect to any conflict of laws principles.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                        IWT TESORO CORPORATION

/s/ Peter R. Goss                       By:/s/ Henry J. Boucher, Jr.
----------------------                     ---------------------------
    Peter R. Goss                              Henry J. Boucher, Jr. President